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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


          Date of Report: December 31, 1998 - Commission File No. 0-17746
                          -----------------                       -------


                  SAFE TECHNOLOGIES INTERNATIONAL INCORPORATED
                   (Formerly Safe Aid Products Incorporated)
              ----------------------------------------------------
             (Exact name of Registrant as specified in its Charter)




          Delaware                                          22-2824492
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   (State or other jurisdiction of                     (IRS Employer ID No.)
    incorporation or organization)


       249 Peruvian Avenue
       Suite F2
       Palm Beach, Florida                                   33480
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   (Address of principal executive                         (Zip Code)
    offices)


   Registrant's telephone number,
   including area code:                                   (561) 832-2700
                                                          --------------

* On February 9, 1998, Safe Aid Products Incorporated merged with and into Intelligence Network International and was renamed Safe Technologies International Incorporated.


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Item 2.  Acquisition or Disposition of Assets.

On December 1 1998, the Board of Directors of Safe Technologies
International, Inc. ("Safe Tech" or "SFAD") decided that it was in the best interests of Safe Tech to reverse its acquisition of GMG Computer Consultants,
Inc. d.b.a. Precision Imaging, Inc. ("GMG").   GMG's financial statements for
the third quarter were below expectations: GMG's revenues were lower than expected and its expenses were significantly higher than projected.

Safe Tech acquired GMG pursuant to an acquisition agreement with GMG's shareholders - Gary Bart, Gail Bart and Dean Constantine ("the former GMG shareholders") dated July 22, 1997, as amended (the "GMG Acquisition Agreement"). Gary Bart and Dean Constantine, the President and Vice President of GMG each entered into employment agreements with GMG relating to their employment effective as of November 1, 1997 and expiring one year thereafter on October 30, 1998.

On December 17, 1998, Safe Tech, GMG and the former GMG shareholders entered into a Reversion Agreement and a mutual general release agreement in order to effectuate the reversal of the GMG acquisition. Pursuant to the Reversion Agreement, Safe Tech returned all of GMG's corporate records and shares of GMG common stock to its former shareholders. In exchange, the former GMG shareholders returned the 14,000,000 shares of SFAD common stock that had been
issued to them pursuant to the GMG Acquisition Agreement.    The employment
agreements for Gary Bart and Gail Bart terminated on October 30, 1998 and were not renewed.

The SFAD Transfer Agent has been authorized to cancel the 14 million shares of SFAD common stock issued to the GMG shareholders, which represent a 14,000,000 share reduction of SFAD's issued and outstanding common stock.


Item 7.  Financial Statements and Exhibits.

         a.   Financial Statements of Business Acquired.  Not applicable.

         b.   Pro Forma Financial Information.

              A narrative description of the pro forma effects of the disposition of the assets discussed in Item 2 is filed with this respect to the Balance Sheet as of September 30, 1998 and with respect to the Income Statement for the period ending September 30, 1998.

         c.   Exhibits.

         2.1 Reversion Agreement, dated as of December 17, 1998 by and among Safe Tech, GMG and Gary Bart, Gail Bart and Dean Constantine.

         2.2 Mutual General Release Agreement dated December 17, 1998 by and among GMG, Gary Bart, Gail Bart, Dean Constantine and Safe Tech.


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                                   Signatures
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             SAFE TECHNOLOGIES INTERNATIONAL INCORPORATED


                                            By: /s/ Barbara Tolley
                                               ------------------------------
                                               Barbara Tolley, CEO & Chairman


Dated: December 31, 1998